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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: APRIL 17, 2001

                               ISONICS CORPORATION
           (Name of small business issuer as specified in its charter)


CALIFORNIA                        001-12531                   77-0338561
----------                        ---------                   ----------
State of                          Commission File             IRS Employer
Incorporation                     Number                      Identification No.


                  5906 MCINTYRE STREET, GOLDEN, COLORADO 80403
                  --------------------------------------------
                     Address of principal executive offices

                                  303-279-7900
                                  ------------
                           Telephone number, including
                                    Area code

                                 NOT APPLICABLE
                                 --------------
           Former name or former address if changed since last report



ITEM 5 - OTHER EVENTS

         EXCHANGE OFFER. Isonics Corporation (NasdaqSC: ISON/ISONW) and (Frankfurt: IO9) , a leader in the development of isotopically pure silicon-28 wafers for semiconductor device manufacture announced that its previously announced warrant exchange offer continues to be effective and, as previously announced, will expire on April 30, 2001.

         The Company encourages all holders of its Class A Common Stock Purchase Warrants to contact their brokers to implement the exchange for Class B Warrants should they desire to do so, subject to the limitations imposed in the prospectus for the exchange offer. The Company


                                      F-1
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believes that it is in the interest of Class A Warrant holders to make such an exchange.

         All Class A Warrants not exchanged by April 30, 2001, will retain their original terms and expire on September 21, 2001. It should be noted that this announcement does not constitute the offer of the Class B Warrants; that offer is only being made pursuant to a prospectus, dated January 26, 2001, for the exchange offer, as supplemented and is only being made to persons in jurisdictions where it is permissible to make that offer. If you are a Class A Warrant holder and would like a copy of the prospectus, please contact the Company. Read it carefully before tendering your Class A Warrants pursuant to the exchange offer.

         EAGLE-PICHER INDUSTRIES, INC. AND EAGLE-PICHER TECHNOLOGIES, LLC. The prospectus describes our dispute with Eagle-Picher and our efforts to resolve that dispute through management discussion and mediation. These efforts were unsuccessful and, on March 26, 2001, we filed for arbitration of this dispute with the American Arbitration Association in Dallas, Texas. In our filing, we claimed damages in excess of $10,000,000, including Eagle-Picher's failure to supply 200 kilograms of silicon-28 required under the November 30, 1999, asset purchase agreement, a refusal to deliver silicon-28 under our isotope supply agreement, a failure to pay $500,000 that was due November 30, 2000, an anticipatory breach of their obligation to pay an additional $500,000 due in 2001 and 2002, and additional damages.

         As described in the prospectus ("RISK FACTORS - NEED FOR ADDITIONAL FINANCING" on page 11, "MANAGEMENT'S DISCUSSION AND ANALYSIS - SALE OF DEPLETED ZINC BUSINESS" on page 26, on December 1, 1999, we sold our depleted zinc business to Eagle-Picher Technologies, LLC ("Eagle-Picher") for approximately $8.2 million, of which $6.7 million was paid on December 1, 1999. We had recognized approximately $458,000 of this amount as income when Eagle-Picher defaulted in its payment obligation and, as a result, we established a reserve against collectibility of this amount. Additionally as described in the prospectus, as of December 1, 1999, we signed a long-term isotope supply agreement with Eagle-Picher, and Eagle-Picher was to have supplied us by December 31, 2000, with 200 kilograms of silicon-28 to be used in research and development activities. We gave Eagle-Picher a warrant to obtain 4,000,000 shares of our common stock, however, these warrants and the underlying shares, were contingent upon the delivery of silicon-28 by Eagle-Picher by December 31, 2000. As silicon-28 was to be delivered we intended to record the value of the silicon and the warrants proportionately (20,000 warrants per kilogram), at a value of $25.00 per gram. This is the price we most recently paid for silicon-28 from another supplier. Eagle-Picher did not deliver 200 kilograms of silicon-28. We know that Eagle-Picher's silicon-28 production facility in Oklahoma has encountered certain technical difficulties, which Eagle-Picher refers to as a FORCE MAJEURE. We believe that Eagle-Picher's technical difficulties do not meet the definition of FORCE MAJEURE per our agreements, which would entitle Eagle-Picher to a delay in the delivery requirement.

         Eagle-Picher exercised its warrant, under a net exercise provision in the warrant agreement, and received 3,130,435 shares of our Common Stock, in March 2000. Eagle-Picher disputed our calculation and believed we should have issued to it an additional 155,279 shares of Common Stock. We believed Eagle-Picher's calculation to have been in error. As Eagle-Picher is claiming FORCE MAJEURE, it believes it is entitled to retain its ownership to the 3,130,435 shares, as well as the disputed 155,279 shares of our Common Stock. We continue to dispute Eagle-Picher's calculations, and we also believe Eagle-Picher may have improperly exercised the Warrant because of its failure to execute the required subscription agreement. On January 26, 2001, our Board of Directors authorized us to cancel Eagle-Picher's common stock shares and return those shares to the "authorized, unissued" category. We cancelled the shares on February 20, 2001.

         On February 8, 2001, Eagle-Picher informed us that they would be seeking damages, in


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excess of $10,000,000, for alleged misrepresentations regarding the status of the depleted zinc business at the time of the sale, and this allegation forms the basis for Eagle-Picher's claim in arbitration. We believe these allegations to be groundless, and we believe we made full and complete disclosure to Eagle-Picher at the time of the sale.

         As a result of Eagle-Picher's alleged breaches and defaults, we do not anticipate having the 200 kilograms of silicon-28 meeting the specifications set forth in the agreement, as promised by Eagle-Picher. We have other sources of supply for silicon-28 meeting the necessary specifications, although orders have not been placed. Without silicon-28 meeting our specifications our research and development activities will be hindered. Additionally, Eagle-Picher's failure to make the payment due on November 30, 2000, has caused our working capital to be significantly reduced, and we are seeking other means of financing our operations.

         The arbitration proceeding has only recently commenced, and neither party has filed any response to the other's claims. Consequently, although we believe that our claims have merit and we do not believe that Eagle-Picher will be able to support their claims, we cannot offer any assurance that we will, in fact, succeed in the prosecution of our claims or our defense against Eagle-Picher's claims.

         ADVANCES TO OFFICERS. On March 1, 2001, we advanced $50,000 each to our president and senior vice president. On April 1, 2001, we advanced an additional $50,000 to each of them. These advances bore interest at 6.6% per annum, and the officers paid the interest currently. On April 12, 2001, our disinterested directors agreed to their repayment of these advances by each of the two officers returning 80,000 shares of common stock to us. This was completed at a price of $1.25 per share, which the independent directors determined to be a fair price to us in light of recent market activity which reflected prices in excess of $1.25 per share. The two officers expect to tender the shares to us before April 20, 2001.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2000, and its quarterly report on Form 10-QSB for the nine months ended January 31, 2001, both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.  NOT APPLICABLE.

(b)      Pro forma financial statements.  NOT APPLICABLE.


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(c)      Exhibits:  NONE.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of April 2001.

                                 ISONICS CORPORATION

                                 By:               /s/ JAMES E. ALEXANDER
                                          -----------------------------------
                                     James E. Alexander
                                     President and Chief Executive Officer